                                                                   EXHIBIT 10.23



                              DATED
                          ------------------------------------






                              BONVENO.COM LIMITED                    (1)

                                       and

                              ORBITTRAVEL.COM, INC.                  (2)





                          ------------------------------------

                               OPERATIONAL AGREEMENT


                          ------------------------------------







                                   Wragge & Co

                                    CONTENTS
                                    --------

Clause                               Heading                              Page


1   Definitions..............................................................4

2   Scope & Terms of Agreement...............................................9

3   Orbittravel's Obligations................................................9

4   Licence.................................................................11

5   Software Maintenance....................................................12

6   Central Equipment Services..............................................13

7   Product Support.........................................................13

8   Operational Services....................................................15

9   Assignment of Existing Content..........................................15

10  Trade Marks.............................................................16

11  Fees and Payment........................................................16

12  Warranties..............................................................16

13  Escrow..................................................................18

14  Confidentiality.........................................................18

15  Force Majeure...........................................................19

16  Termination.............................................................19

17  Consequences of Termination.............................................20

18  Assignment..............................................................21

19  General.................................................................21

20  Notices.................................................................22

21  Dispute Resolution Procedure............................................23

22  Law.....................................................................23

23  Jurisdiction............................................................23

Schedule 1..................................................................25

Schedule 2..................................................................27

Schedule 3..................................................................28

Schedule 4..................................................................29

Schedule 5..................................................................30

Schedule 6..................................................................34

Schedule 7..................................................................45

THIS AGREEMENT is made on       BETWEEN



(1) BONVENO.COM LIMITED (Registered in England No. 3831828) whose registered office is at Renaissance House, Foundation Park, Maidenhead, SL6 3UD ("Bonveno"); and

(2) ORBITTRAVEL.COM, INC., a body corporate organised and existing under the laws of Delaware, U.S.A., having its principal place of business at 100 Second Street East, Whitefish, MT 59937 ("Orbittravel").

WHEREAS:

(A) Together with Web Travel Systems Limited the parties are members of a joint venture agreement (the "JV Agreement") and Bonveno is the joint venture company for providing and marketing an internet based travel and leisure booking system to businesses and consumers in the European Territory.

(B) Orbittravel is, under this agreement, providing support, licences and maintenance for the European Specific Software, and development, support, licences and maintenance for the Global Product (the "Agreement").

(C) Orbittravel is, under an agreement of today's date, providing software development to Bonveno for the European Specific Software (the "European Specific Software Development Agreement").

(D) Orbittravel and Bonveno have also agreed, under an agreement of today's date, a management structure, marketing policy, content sharing and distribution policy (the "Management Agreement").

In consideration of the mutual covenants and undertakings set out below THE PARTIES AGREE as follows:

1        Definitions
         -----------

1.1      In this Agreement unless the context otherwise requires:

         "Additional Services" means those services to be provided by Orbittravel as detailed in the Management Agreement;

         "Application Software" means Orbittravel's proprietary software that will be utilised as components of the Bonveno Service; specifically the applications commercially marketed by Orbittravel as "Travelfile" and any subsequent developments or enhancements of it and the New Development Programs;

         "Bonveno Service" means the service provided using the version of the Global Product, incorporating the European Specific Software, and related New Development Programs that is to be distributed, marketed and used in the European Territory;

         "Business Day" means a day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the City of London;

         "Central Equipment" means all the hardware required to run the Programs which includes, but is not limited to, central processing systems, storage facilities, power supplies, modems, communications interfaces (excluding public telecommunications lines), other Input/output devices such as printers, specialist (ticket) printers, scanners, and any related monitoring and diagnostic systems; where either:

         1) it is based in United States of America and is under the control of Orbittravel;

         2) it is based in the European Territory and relates to Orbittravel's contract with a third party outside the scope of the Agreement;

         "Central Equipment Services" means the maintenance of the Central Equipment in accordance with Clause 6;

         "Central Equipment Services Fee" means the fee payable in accordance with Schedule 2 for the Central Equipment Services;

         "Change Control Procedures" are those procedures to be agreed in writing between the parties to be undertaken by the parties to amend the Product Plan, which procedures shall include (but not be limited to), the preparation of a change request form by one party, and the examination and approval of such form by the other;

         "Change Control Documentation" are those documents which detail the nature of a requested change to the Product Plan, as set forth in the Change Control Procedures;

         "Client Side Application" means software developed by Orbittravel for use by the customer on the customer's systems with the Global Product;

         "Commencement Date" means

         "Confidential Information" means secret or confidential commercial, financial, marketing, technical or other information, know-how, trade secrets and other information in any form or medium whether disclosed orally or in writing before or after the date of this Agreement, together with any reproductions of such information in any form or medium or any part(s) of this information (and "confidential" means that the information, either in its entirety or in the precise configuration or assembly of its components, is not publicly available);

         "Content" means travel and leisure information relating to the areas and in the format identified in Schedule 5 of the Management Agreement or as agreed in writing from time to time between the parties, to be shared as set out in Schedule 5 of the Management Agreement, and divided between Territory Content and the Extra-Territory Content;

         "Content Providers" means organisations that are providing the Content to be included within the Programs, including but not limited to, organisations such as hotel chains, car hire companies, airlines, rail and ferry companies;

         "Defect" means any defect or deficiency in the Programs or any other software supplied by Orbittravel under this Agreement which renders it non-compliant with the requirements of the functional specifications;

         "Development Services" means the development services that are to be provided by Orbittravel for the development of the Global Product;

         "Development Schedule" means the schedule for the development testing and implementations of this New Development Software and Central Equipment contained within the Product Plan;

         "Documentation" means the operating manuals, user instructions, technical literature and all other related materials (including without limitation, the functional specification) supplied to Bonveno by Orbittravel for aiding the use and modification of the European Specific Software and Global Product or Application Software as corrected or modified from time to time pursuant to any provision of this Agreement;

         "European Specific Software" means those parts of the Bonveno Service that distinguish it from the Global Product, as defined as Developments in the European Specific Software Agreement;

         "European Territory" means the territory specified in Part 1 of
         Schedule 1 of the Management Agreement;

         "Extra-Territory Content" means the Content relating to territories outside the European Territory;

         "Fees" means the charges and fees specified in Schedule 2 for the Services to be provided under this Agreement;

         "Force Majeure" means any event outside the reasonable control of either party affecting its ability to perform any of its obligations (other than payment) under this Agreement including Act of God, fire, flood, lightning, war, revolution, act of terrorism, riot or civil commotion, strikes, lock-outs or other industrial action, whether of the affected party's own employees or others, failure of supplies of power, fuel, transport, equipment, raw materials or other goods or services excluding virus attacks, worms and other such unauthorised programs;

         "Global Product" means the System Software, Host Software and Application Software (including Client Side Applications and New Development Programs);

         "Global Systems" means the Central Equipment, and Global Product and any other software and hardware used in relation to the Global Product;

         "Group" means in relation to any company that company and every other company which is for the time being a subsidiary or holding company of that company or a subsidiary of any such holding company (and the terms "subsidiary" and "holding company" shall have the meanings given to them by Sections 736 and 736A of the Companies Act 1985);

         "Host Software" means the software that is to be licensed to Orbittravel and Bonveno from Web Traveller Systems and provides access to Global Distribution Systems and airline reservation systems, and is external to the Application Software or such other software as the parties may agree from time to time;

         "Intellectual Property Rights" means any patent, copyright (including rights in computer programs), database right, moral right, design right, registered design, trade mark, service mark, know-how, utility model, unregistered design or, where relevant, any application for any such right, or other industrial or Intellectual Property Rights subsisting;

         "Joint Steering Committee" has the meaning set out in the Management Agreement;

         "Licence" means the software licence granted under Clause 4 of this Agreement;

         "Location" means such physical location of the Global Product and the European Specfic Software as the parties agree from time to time;

         "Major Disaster" means any Act of God, fire, flood, lightning, war, explosion, revolution, act of terrorism, earthquake or other significant disaster excluding communications failures;

         "Modifications" means any upgrading, modifying or re-writing of the Programs (excluding the New Development Programs);

         "Month" means a calendar month;

         "New Development Programs" means those programs (excluding the European Specific Software) to be developed by Orbittravel in accordance with the Product Strategy;

         "Operations Fee" means the fees specified in Schedule 2 and payable by Bonveno to Orbittravel for providing the Operational Services under this Agreement;

         "Operational Services" means the operational services to be provided by Orbittravel in accordance with Clause 8 and as specified in Schedule 5;

         "Product Plan" means the document owned, created and maintained by Orbittravel which provides a high level functional specification of the Programs in accordance with the Product Strategy Document.

         "Product Requirement Specification" means the functional requirements of the Programs produced in accordance with the direction of the Joint Steering Committee which describes the functionality, performance and other aspects of the Bonveno Service and/or Global Product and/or New Development Programs and which shall be deemed to include any corrections or modifications made from time to time pursuant to any provision of this Agreement;

         "Product Strategy" means the agreed future development of the Programs set out in Schedule 4 and as amended and updated from time to time by agreement in writing between the parties;

         "Programs" means the European Specific Software and/or the Global Product;

         "Release Note" means a description of the relevant New Development Programs (or any other new development) including details of its intended function, any uncorrected defects and any amendments or modifications to enhance the operation of the Programs;

         "Support Hours" means between the hours of 0700 to 1800 GMT Monday to Friday and 0800 to 1300 GMT Saturdays;

         "Service Levels" means the service levels relating to the Services set out in Schedule 3;

         "Services" means the Central Equipment Services, Operational Services, Development Services and Maintenance Services;

         "Software Maintenance" means the software maintenance services set out in Clause 5;

         "Software Maintenance Fee" means the fee payable by Bonveno to Orbittravel for Software Maintenance Services in accordance with
         Schedule 2;

         "Support Line" means the telephone number to be agreed in writing between the parties used by Bonveno for reporting a Defect;

         "System Software" means third party software which supplies standard and system-level functionality, including but not limited to operating systems, data management systems, web site infrastructure, communications stacks and backup/restore utilities;

         "Territory Content" means the Content within the European Territory;

         "Training Plan" means the training in the use of the Programs to be provided by Orbittravel for Bonveno's staff, the details of which are set out in Schedule 7

         "Use" means to load, store, run, display and use any software program provided by Orbittravel in accordance with the terms of this Agreement;

         "Web Travel Systems" means Web Travel Systems Limited (Registered in England No.02070671) whose registered office is at Web Travel Systems Limited, 4 Roxborough Way, Foundation Park, Maidenhead, Berks, SL6 3UD

         "Year" means a period of twelve months commencing on the Commencement Date and on each successive anniversary of the Commencement Date and ending on the day before each successive anniversary of the Commencement Date;

   1.2 The headings to clauses are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3 Words imparting the singular shall include the plural and vice versa. Words imparting a gender include every gender and references to persons include an individual, company, corporation, firm or partnership.

1.4 All sums payable under this Agreement are exclusive of VAT or any other applicable tax or duty payable upon such sums which shall be added if appropriate at the rate prevailing at the relevant tax point.

1.5 The words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.

1.6 References to any statute or statutory provision shall include (i) any subordinate legislation made under it, (ii) any provision which it has modified or re-enacted (whether with or without modification), and
         (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification).

1.7 All references in this Agreement to Clauses, and Schedules are to the clauses, and schedules to this Agreement unless otherwise stated.

2        Scope & Terms of Agreement
         --------------------------

2.1      In consideration for the Fees:

         (a) Bonveno appoints Orbittravel, and Orbittravel accepts appointment, to provide the Services at the specified Service Levels where appropriate in accordance with the relevant provisions of this Agreement; and

         (b) Orbittravel hereby agrees to grant Bonveno a licence to use the Programs and the New Development Programs and European Specific Software on the terms set out in Clause 4 commencing on the Commencement Date and continuing for the term of this Agreement, in accordance with the provisions of this Agreement. .

2.2 This Agreement shall come into force on the Commencement Date and (subject to the provisions for earlier termination in Clause 16 below), and with the exception of the Licence which shall continue perpetually, shall continue in force for the duration of the Joint Venture Agreement and thereafter unless and until either party gives to the other not less than 6months' prior written notice of termination given at any time after such termination.

3        Orbittravel's Obligations
         -------------------------

3.1      Orbittravel hereby agrees to:

         (a) prepare and write the Product Requirement Specifications as determined by the Joint Steering Committee;

         (b)      prepare and write the Product Plan;

         (c) develop, test, enhance, maintain and upgrade the Global System in accordance with the Product Strategy and Product Plan;

         (d)      install and test the Programs on the Central Equipment;

         (e) develop, test and provide the New Development Programs ready for Use in accordance with Product Strategy and Product Plan by the dates set out in the Development Schedule;

         (f) provide the Documentation and training on the Programs in accordance with the Training Plan; and

         (g)      provide the Services and Additional Services

         upon the terms and conditions of this Agreement and in accordance with the Service Levels where appropriate.

3.2 Orbittravel will, at the direction and request of the Joint Steering Committee produce Product Requirement Specifications for each requested element of the New Development Programs in co-operation, where applicable with Bonveno.

3.3 Orbittravel will develop and produce the Product Plan in accordance with the Product Strategy and incorporating the Product Requirement Specifications and the Development Schedule in accordance with the priorities set out in the Product Strategy and as directed by the Joint Steering Committee from time to time.

3.4 The Product Plan will be submitted to the Joint Steering Committee for approval. Without undue delay, Orbittravel will incorporate any amendments required by the Joint Steering Committee to the Product Plan, in accordance with the Change Control Procedures.

3.5 Once approval from the Joint Steering Committee has been granted, Orbittravel will implement the Product Plan in accordance with the Development Schedule.

3.6 Changes to the Product Plan may be requested by either party from time to time through their respective Key Points of Contact (as defined in the Management Agreement). All such requested changes shall be submitted utilising the Change Control Procedures. In the event that the Key Points of Contact are unable to agree on the nature of the requested changes, the matter shall be submitted to the Joint Steering Committee.

3.7 The Product Plan will be reviewed by the Joint Steering Committee every three months from the Commencement Date and, in the event the Joint Steering Committee requires changes to the Product Plan, it shall communicate the request utilising the Change Control Procedures. Following its receipt of a valid change control document, Orbittravel shall incorporate the requested changes into an amended Product Plan and present the same to the Joint Steering Committee within the time frame set forth in the change control document.

3.8 Orbittravel will develop the New Development Programs in accordance with the Product Requirement Specifications, the Product Plan and the Development Schedule

3.9 Upon actual approval of the Product Plan, Orbittravel will commence the developments in accordance with the Product Plan and the Development Schedule and where appropriate any Additional Development Specifications

3.10 Orbittravel shall have full responsibility for testing the New Development Software on the Central Equipment and in connection with System Software, Host Software, Application Software and European Specific Software and full end-to-end System testing before release. Bonveno shall provide appropriate staff to assist Orbittravel in testing responsibilities.

3.11 Orbittravel will perform regression testing as necessary to ensure that all software releases are valid at both the component level and system level.

3.12 Orbittravel will be responsible for ensuring that each item of New Development Software is compatible with each other, the Programs and the Central Equipment.

3.13 Orbittravel shall be responsible for integration of the New Development Programs, the System Software, Host Software, Application Software and European Specific Software to form the Bonveno Service.

3.14 Orbittravel will incorporate into the Programs the New Development Programs ready for Use by Bonveno on the implementation dates identified in the Development Schedule. Each New Development Program will, from its implementation date, be licensed to Bonveno in accordance with Clause 4 below.

3.15 Orbittravel will issue a Release Note at least 2 weeks prior to the relevant implementation.

3.16 From each respective implementation date the relevant New Development Program will form part of the Global Product and be treated for all purposes as such.

3.17 Out-of-pocket, travel & subsistence expenses incurred by Orbittravel in the performance of its duties under this Agreement shall be reimbursed by Bonveno, providing they are pre-approved by Bonveno, such approval not to be unreasonably withheld or delayed.

4        Licence
         -------

4.1      In consideration of Bonveno entering into the JV Agreement:

         (a) Orbittravel hereby grants to Bonveno a personal, non-assignable, exclusive, irrevocable, perpetual, royalty-free, fully paid-up licence, to Use the European Specific Software in the Bonveno Service, any Modifications or developments to such software and to promote, distribute, market and offer the Bonveno Service in the European Territory; and

         (b) Orbittravel hereby grants to Bonveno a personal, non-assignable, non-exclusive, irrevocable, perpetual, royalty free, fully-paid-up licence to Use the Global Product and any developments or Modifications to the Global Product under this Agreement and the European Specific Software in the Bonveno Service throughout the world.

4.2 The Licence granted herein extends to use of the Programs, any Modifications or developments made by Orbittravel in connection with the Programs, and any Documentation associated with the Programs. No licence is granted under this Agreement to use any other product or proprietary technology of Orbittravel. No licence is granted to prepare make, or have made derivatives based on the Programs, no right to grant sub licences to any third party or parties is granted under this Agreement other than for the operation and provision of the Bonveno Service as envisaged by this Agreement and the Management Agreement.

4.3 Bonveno and its employees, agents, representatives, and assigns, shall not do any of the following, each of which constitute an unlicenced use of the licenced Programs:

         (a) Duplicate, manufacture, copy, or reproduce the licenced Programs, in whole or in part, except that Bonveno may make one copy for backup and archival purposes;

         (b) Modify, adapt, translate, reverse engineer, decompile, or disassemble components of the Programs.

4.4 Orbittravel hereby agrees to provide operating manuals and training relating to the Programs upon the terms and conditions contained in this Agreement

4.5 Orbittravel grants Bonveno a licence and right to use, edit, copy, duplicate and convert into electronic or hard-copy from any part or all of the Documentation subject to Clause 14, Orbittravel also agrees that Bonveno may use the Documentation for training purposes.

5        Software Maintenance
         --------------------

         During the term of this Agreement Orbittravel shall provide Bonveno with each of the following maintenance services:

5.1      Error correction
         ----------------

         During the term of this Agreement, Orbittravel will correct all Defects reported by Bonveno through the Support Line as follows:

         (a)      Fault Reporting.

         (b)      Fix Options and Solutioning.

         (c)      Estimation and prioritisation.

         (d)      Scheduling.

         (e)      Escalation Procedures.

         (f)      Fix Reports and Status Reports.

         (g)      Testing.

         (h)      Support Correction.

5.2      Enhancements to the Global Product
         ----------------------------------

         (a) Upon Orbittravel creating or developing Modifications to the Global Product, Orbittravel will:

                  (i) provide reasonable advance notice and information to Bonveno of the planned modifications to the Global Product and the consequences or likely consequences of such modifications on the Bonveno Service (including but not limited to details of functionality and performance consequences of the Programs);

                  (ii) automatically licence any and all Modifications to Bonveno, on the same terms as the Licence for the Programs granted by this Agreement in Clause 4.

                  (iii) provide appropriate Documentation, and if necessary, train appropriate members of the Bonveno prior to the Modifications becoming effective.

5.3      Training
         --------

         Orbittravel undertakes to provide training in the use of the Programs in accordance with the Training Plan in Schedule 6.

6        Central Equipment Services
         --------------------------

6.1 Orbittravel shall provide maintenance to the Central Equipment in accordance with details of the Services set out in Schedule 1 and with the Service Levels set forth in Schedule 3.

7        Product Support
         ---------------

7.1 In addition to the support and maintenance services supplied by Orbittravel in clauses 5 and 6, Orbittravel shall provide, in conjunction with Bonveno, support for users and Content Providers of the Bonveno Service as set out below:

(a) Help Desk. Bonveno shall provide a first line product support service in the European Territory in the form of a Helpdesk (the "Helpdesk"). The Helpdesk shall, during the Support Hours, offer the following services:

         (i) Direct telephone support for travel agents, suppliers and distributors only. Local rate calls will be provided for larger customers; national and international rate calls may be provided for smaller customers. The Helpdesk personnel will be proficient in a number of European languages.

         (ii) Email support for travel agents, suppliers and distributors. The Helpdesk shall support an email service for dealing with support issues.

         (iii) Email support for individual consumers. The Helpdesk shall support an email service for dealing with support issues.

         (iv) Fault tracking reporting and resolution system. Any Central Equipment Defects or Defects in the Programs shall be dealt with in accordance with Clauses 5 and 6.

(b) Second Line Support. Bonveno and Orbittravel shall provide technical and application back-up for the Helpdesk, either by telephone or by email, during the Support Hours, through suitable second line support personnel:

         i) Calls will be made from Bonveno to Orbittravel through direct line, pager or email. Orbittravel personnel shall deal with the Helpdesk, not the end user.

         ii) Orbittravel shall respond with an acknowledgement within 30 minutes

         iii) Orbittravel shall respond with an appropriate answer within 4 hours

         iv) If no answer can be found within 4 hours, Orbittravel shall respond with the timeframe it expects to answer the questions/issues.

         v) Problem logs will be routed to the appropriate person if an online problem is found. Full procedures for problem logs will be decided between the parties and documented.

(c) Online User Group. Orbittravel will establish an online user group forum feature in accordance with the Product Plan that will be accessible by Bonveno Service users and which shall address typical issues faced by the user community. Within this service, Orbittravel shall provide a section on "Frequently Asked Questions" that will be regularly updated by both parties

8        Operational Services
         --------------------

8.1 In consideration for the payment of the Operational Service Fee, Orbittravel shall provide Bonveno, and where appropriate, Bonveno shall provide to Orbittravel the Operational Services specified in Schedule 5.

8.2 Each party shall use all reasonable efforts to obtain and maintain Content, in accordance with the specification in Schedule 5, and to obtain Content or contract to include such Content in the Programs.

8.3 Both Bonveno and Orbittravel shall use all reasonable efforts to promptly supply and maintain up-to-date the Content in the Programs.

8.4 Bonveno will, in accordance with the Product Strategy, be provided with the facility online to directly input, manipulate, amend and delete Territory Content but shall not amend any Extra-Territory Content.

8.5 All Intellectual Property Rights in the Extra-Territory Content shall vest in Orbittravel absolutely, and Bonveno hereby assigns by way of assignment of all present and future Intellectual Property Rights all such rights as it has in the Extra-Territory Content to Orbittravel, and, in so far as it is not so able hereby to assign such rights, it undertakes to assign such rights as and when they are created and to do all acts and execute all agreements necessary to vest such rights in Orbittravel.

8.6 Bonveno is hereby granted a personal, non-assignable irrevocable perpetual royalty-free world-wide non-exclusive licence to use the Extra-territory Content for the purposes of the Bonveno System.

8.7 All Intellectual Property Rights in the Territory Content shall vest in Bonveno absolutely, and Orbittravel hereby assigns by way of assignment of present and future Intellectual Property Rights all such rights as it has in the Territory Content to Bonveno, and in so far as it is not so able hereby to assign such rights, it undertakes to assign such rights as and when they are created and to promptly do all acts and execute all agreements necessary to vest such rights in Bonveno.

8.8 Orbittravel is hereby granted a personal, non-assignable, irrevocable, perpetual, royalty-free, non-exclusive licence to use the Territory Content outside the European Territory for the purpose of any Orbittravel product. Orbittravel undertakes that neither it or any member of its Group will use the Territory Content without Bonveno's prior consent which shall not be unreasonably withheld.

9        Assignment of Existing Content
         ------------------------------

9.1 Orbittravel hereby assigns, or undertakes to assign on renewal of the relevant contract, its existing Territory Content to Bonveno and any Intellectual Property Rights in such Content in accordance with Clause
         8.7 above.

9.2 Bonveno hereby assigns, or undertake to assign on renewal of the relevant contract, its existing Extra Territory Content, to Orbittravel and any Intellectual Property Rights in it in accordance with Clause
         8.5 above.

10       Trade Marks
         -----------

10.1 Orbittravel grants Bonveno a non-exclusive licence and right to use the names "Travelfile", "TourTek" and "Orbittravel" and their associated logos and any future trade marks used in or relating to the Global Product in Bonveno's sales and marketing literature subject to prior approval of each such use by Orbittravel which shall not be unreasonably withheld or delayed.

10.2 Bonveno grants Orbittravel a non-exclusive licence and right to use the Bonveno name logos any future trade marks used in or relating to the Bonveno Service in Orbittravel's sales and marketing literature subject to prior approval of each such use by Bonveno which shall not be unreasonably withheld or refused.

11       Fees and Payment
         ----------------

11.1 Bonveno shall pay the Fees to Orbittravel as set out and in the manner specified in Schedule 2.

12       Warranties
         ----------

12.1     Orbittravel represents and warrants to Bonveno that:

         Programs:
         --------

         (a) the Application Software, System Software, Host Software, Bonveno Service, European Specific Software (when developed) and New Development Programs (when developed) will interface correctly with each other and with the Central Equipment, error free, without Defect, to form the Programs that will operate correctly, error free and without Defect;

         (b) the Programs provide the facilities and functions set out in their respective Product Specification Requirements, Product Strategy and Product Plans as appropriate; and

         (c) the Documentation and the Training Plan will provide adequate instructions to enable Bonveno to make full and proper use of the Programs.

         Application Software and New Development Programs:
         --------------------------------------------------

         (d) it has the right to market, support, develop and supply to Bonveno the Application Software and New Development Programs and related Documentation and such modifications to the Application Software or New Development Programs and related Documentation as may be provided for under this Agreement;

         (e) none of the Application Software or New Development Programs infringe nor will the Use of the same by Bonveno or its agents or customers in accordance with this Agreement cause Bonveno to infringe any third party's Intellectual Property Rights;

         (f) neither the performance nor functionality nor accuracy of the Application Software or New Development Programs is or shall be adversely affected by dates prior to, during and after the Year 2000.

         (g) the Application Software or New Development Programs contain or shall contain no material errors or Defects.

         (h) the New Development Programs shall provide the facilities and functions set out in their respective Product Specification Requirements, Product Strategy and Product Plans as appropriate.

         Host Software
         -------------

         (i) it has the right to market, support and supply to Bonveno the Host Software and related Documentation;

         (j) it will automatically assign to Bonveno such benefit as it is able to pass on of any warranties received from Web Traveller Systems in the licence granted to Orbittravel.

         System Software
         ---------------

         (k) it has the right to use the System Software and related Documentation to comply with its obligations under this Agreement;

         European Specific Software
         --------------------------

         (l) the European Specific Software, upon completion of the relevant Development Schedule, in accordance with the phases shall be complete in all respects and shall perform the functions described in the agreed Product Plan and Technical Documents;

         (m) it has the right to market, support, develop and supply to Bonveno the European Specific Software and related Documentation as may be provided for under this Agreement;

         (n) no element of the European Specific Software infringes, nor will the use of the same by Bonveno or its agents or customers in accordance with this Agreemnt cause Bonveno to infringe any third party's Intellectual Property Rights;

         (o) the European Specific Software shall be designed, developed, configured and implemented in a good and workmanlike manner in accordance with the Product Strategy Document and Product Plan;

         (p) neither performance, nor functionality, nor accuracy of the European Specific Software is or shall be adversely affected by dates prior to, during, and after the Year 2000;

         (q) the European Specific Software contains no material errors or Defects and profides the facilities and functions set out in the Product Plan and the Documentation and the Training Plan will provide adequate instructions to enable Bonveno to make full and proper us of the Programs and the European Specific Software in conjunction with the Equipment without reference to any other person or document.

12.2 In the event of any breach of the above warranties or in the event that any Defect is discovered in the Programs or in any constituent part of them during the term of this Agreement then Orbittravel shall use its best endeavours to promptly remedy such breach of warranty or such Defect at no additional expense to Bonveno and this shall be Bonveno's sole remedy for such breach of warranty or for such defect (without predjudice to Bonveno's rights under clause 16).

12.3 Save as expressly set out in this Clause 12, no warranties are given in respect of the Programs , Documentation, or the Services and any other warranties implied (by statute, common law or otherwise) are hereby excluded to the fullest extent as permitted by law.

13       Escrow
         ------

13.1 The parties shall within 45 days of the Commencement Date collectively enter into an escrow agreement with the National Computing Centre Limited which will be substantially in the form attached at Schedule 7 and that this escrow agreement will be maintained and complied with during the term of this Agreement and for a period of three (3) years following its termination for any reason. Bonveno is and shall remain solely responsible for all costs associated with the establishment and maintenance of the software escrow.

14       Confidentiality
         ---------------

14.1 Each party shall keep and procure to be kept secret and confidential all Confidential Information belonging to the other party disclosed or obtained as a result of the relationship of the parties under this Agreement and shall not use nor disclose the same save for the purposes of the proper performance of this Agreement or with the prior written consent of the other party. Where disclosure is made to any employee, consultant, sub-contractor or agent, it shall be done subject to obligations equivalent to those set out in this Agreement and each party agrees to ensure that if the other party so requests prior to such disclosure such employee, consultant, sub-contractor or agent enters into a deed of covenant with the other party in a form reasonably acceptable to that other party containing obligations equivalent to those set out in this Clause 14. Each party shall use its best endeavours to procure that any such employee, consultant, sub-contractor or agent complies with such obligations. Each party shall be responsible to the other party in respect of any disclosure or use of such Confidential Information by a person to whom disclosure is made.

14.2 The obligations of confidentiality in this Clause 14 shall not extend to any matter which either party can show:

         (a) is in, or has become part of, the public domain other than as a result of a breach of the obligations of confidentiality under this Agreement; or

         (b)      was in its written records prior to the Commencement Date; or

         (c) was independently disclosed to it by a third party entitled to disclose the same; or

         (d) is required to be disclosed under any applicable law, or by order of a court or governmental body or authority of competent jurisdiction.

15       Force Majeure
         -------------

15.1 If either party is affected by Force Majeure it shall immediately notify the other party in writing of the matters constituting the Force Majeure and shall keep that party fully informed of their continuance and of any relevant change of circumstances whilst such Force Majeure continues.

15.2 The party affected by Force Majeure shall take all reasonable steps available to it to minimise the effects of Force Majeure on the performance of its obligations under this Agreement.

15.3 Force Majeure shall not entitle either party to terminate this Agreement and neither party shall be in breach of this Agreement, or otherwise liable to the other, by reason of any delay in performance, or non-performance of any of its obligations due to Force Majeure.

15.4 If the party affected by Force Majeure fails to comply with its obligations under Clauses 15.1 and 15.2 above then no relief for Force Majeure, including the provisions of Clause 15.3 above, shall be available to it and the obligations of each party shall continue in force.

16       Termination
         -----------

16.1 At any time following the termination of the JV Agreement, either party may immediately terminate this Agreement without payment of compensation or other damages caused to the other party solely by such termination by giving notice in writing to the other party if any one or more of the following events happens:

         (a) the other party commits a material breach of any of its obligations under this Agreement which is incapable of remedy;

         (b) the other party fails to remedy, where it is capable of remedy, or persists in any breach of any of its obligations under this Agreement (save as to payment) after having been required in writing to remedy or desist from such breach within a period of 90 days;

         (c) any sum payable under this Agreement is not paid within 28 days of its due date for payment in accordance with this Agreement;

         (d) the other party appears on reasonable grounds to be unable to pay its debts within the meaning of Section 268 of the Insolvency Act 1986 or presents its own or has presented against it a bankruptcy petition or a bankruptcy order is made against it;

         (e) the other party proposes a voluntary arrangement within the meaning of Section 1 or Section 253 of the Insolvency Act 1986, or an interim order is made in relation to the other party under Section 252 of the Insolvency Act 1986, or any other steps are taken or negotiations commenced by the other party or any of its creditors with a view to proposing any kind of composition, compromise or arrangement involving the other party and any of its creditors;

         (f) the other party has any distress or execution levied on its assets which is not paid out within fourteen days of its being levied;

         (g) the other party is deemed to be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, or calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or a resolution is passed by the directors of the other party to seek a winding up or administration order, or the other party presents, or has presented, a petition for a winding up order, or presents, or has presented, a petition to appoint an administrator, or has an administrative receiver, or receiver appointed over all or any part of its business, undertaking, property or assets;

         (h) a secured lender to the other party takes any steps to obtain possession of the property on which it has security or otherwise to enforce its security;

         (i) the other party suffers or undergoes any procedure analogous to any of those specified in Clause 16.1(d) to (h) inclusive above or any other procedure available in the country in which the other party is constituted, established or domiciled against or to an insolvent debtor or available to the creditors of such a debtor;

16.2 The termination of this Agreement shall be without prejudice to the rights and remedies of either party which may have accrued up to the date of termination.

17       Consequences of Termination
         ---------------------------

17.1     Upon termination of this Agreement for any reason whatsoever:

         (a) (subject to Clause 16.2 above) the relationship of the parties shall cease save as (and to the extent) expressly provided for in this Clause 17;

         (b) the Licences granted under Clause 4 and Clause 8 shall continue without further payment by Bonveno and, upon request, Orbittravel shall promptly deliver to Bonveno one entire error-free copy of the object code, and in the case that Bonveno lawfully terminates under clause 16 above, the source code, development environment and software tools, of the Global Product and the European Specific Software together with all New Development Programs that have been developed prior to the date of termination, a copy of the data files in agreed format relating to the Territory Content and Extra-Territory Content and the Documentation;

         (c) the licence of the Extra-Territory Content in the European Territory provided for under Clause 8 above shall in the event of lawful termination by Orbittravel under Clause 16 above become non-exclusive from the date of termination;

         (d) the provisions of Clauses 12, 13, 14, 17, 18, 21, 22 and 23 and any provision which expressly or by implication is intended to come into or remain in force on or after termination shall continue in full force and effect;

         (e) each of the parties shall immediately return to the other party (or, if the other party so requests by notice in writing, destroy) all of the other party's property in its possession at the date of termination, including all of its Confidential Information, together with all copies of such Confidential Information and shall certify that it has done so, and shall make no further use of such Confidential Information.

18       Assignment
         ----------

18.1 This Agreement and the Licences are personal to both parties. Neither party shall assign, delegate, sub-contract, transfer, charge or otherwise dispose of all or any of its rights and responsibilities under this Agreement without the express prior written consent of the other.

18.2 Clause 18.1 above shall not apply to any assignment by any/either party of its rights in relation to this Agreement to another member of its Group on terms that if any such assignee shall cease to be a member of the Group then (unless such rights shall previously have been assigned to a continuing member of the Group or the other parties shall have agreed otherwise) such rights shall terminate.

18.3 Any person who is not a party to this Agreement (including any employee, officer, agent, representative or sub-contractor of either party) shall have no right to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the parties which agreement must refer to this Clause 18.3.

19       General
         -------

19.1 Neither party shall pledge the credit of the other party nor represent itself as being the other party, nor an agent, partner, employee or representative of the other party and neither party shall hold itself out as such nor as having any power or authority to incur any obligation of any nature, express or implied, on behalf of the other party. Nothing in this Agreement shall create, or be deemed to create, a partnership or joint venture or relationship of employer and employee or principal and agent between the parties and no employee of either party shall be deemed to be or have become an employee of the other party.

19.2 This Agreement together with the associated JV Agreement, Licence Agreement, and Management Agreement, contains the entire agreement between the parties in relation to its subject-matter. Each of the parties irrevocably and unconditionally waives any right it may have to claim damages for, and/or to rescind this Agreement because of, breach of any warranty not contained in this Agreement, or any misrepresentation whether or not contained in this Agreement, unless such misrepresentation was made fraudulently.

19.3 No purported alteration or variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by signed by a director of each of the parties to this Agreement.

19.4 The rights and remedies of either party in respect of this Agreement shall not be diminished, waived or extinguished by the granting of any indulgence, forbearance or extension of time granted by such party to the other nor by any failure of, or delay by the said party in ascertaining or exercising any such rights or remedies. Any waiver of any breach of this Agreement shall be in writing. The waiver by either party of any breach of this Agreement shall not prevent the subsequent enforcement of that provision and shall not be deemed to be a waiver of any subsequent breach of that or any other provision.

19.5 If at any time any part of this Agreement (including any one or more of the clauses of this Agreement or any sub-clause or paragraph or any part of one or more of these clauses) is held to be or becomes void or otherwise unenforceable for any reason under any applicable law, the same shall be deemed omitted from this Agreement and the validity and/or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired as a result of that omission.

19.6 This Agreement may be entered into in the form of two counterparts, each executed by one of the parties but, taken together, executed by all, and, provided that both the parties shall so enter into the Agreement, each of the executed counterparts, shall be deemed to be an original but, taken together, they shall constitute one instrument.

19.7 Each of the parties shall, and shall use their reasonable endeavours to procure that any necessary third parties shall, execute and deliver to the other party such other instruments and documents and take such other action as is necessary to fulfil the provisions of this Agreement in accordance with its terms.

20       Notices
         -------

20.1 Any notices sent under this Agreement must be in writing and may be served by personal delivery or by sending the notice by registered air mail post or facsimile or electronic data transmission at the address given above or at such other address as the relevant party may give for the purpose of service of notices under this Agreement and every such notice shall be deemed to have been served upon delivery if served by hand or at the expiration of ten (10) Business Days after despatch of the same if delivered by registered air mail post or at ten hours am local time of the recipient on the next Business Day following despatch if sent by facsimile or electronic data transmission.

20.2 To prove service of any notice it shall be sufficient to show in the case of a notice delivered by hand that the same was duly addressed and delivered by hand, and in the case of a notice served by post that the same was duly addressed, prepaid, and posted in the manner set out above. In the case of a notice given by facsimile or electronic data transmission, it shall be sufficient to show that it was despatched in a legible and complete form to the correct telephone number or electronic data number or address without any error message provided that a confirmation copy of the transmission is sent to the recipient by registered air mail post in the manner set out above. Failure to send a confirmation copy will invalidate the service of any facsimile or electronic data transmission.

21       Dispute Resolution Procedure
         ----------------------------

21.1 If a dispute between the parties should arise under this Agreement, the parties' respective Key Points of Contact shall use their reasonable endeavors to resolve the same.

21.2 If the Key points of Contact are unable to resolve a dispute in accordance with Clause 21.1, then the dispute shall be referred to the Joint Steering Committee, which shall use all reasonable endeavours to resolve such dispute within 10 Business Days.

21.2 In the event the Joint Steering Committee is unable to resolve the dispute within that 10 Business Day period, the parties shall refer the matter in dispute to an arbitrator or an expert appointed by the parties or, in default of agreement over the choice of expert or arbitrator, as shall be appointed at the request of either party by the Centre for Dispute Resolution, Princes House, 95 Gresham Street, London, EC2V 7NA. If the parties are unable to agree on an alternative method of resolving the dispute, either party shall be entltled to bring proceedings in accordance with Clause 22.

22       Law
         ---

22.1 This Agreement shall be governed by, and construed in accordance with, the laws of England.

23       Jurisdiction
         ------------

23.1 Subject to clause 21, all disputes arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the English Courts to which the parties irrevocably submit.

IN WITNESS OF THE ABOVE the parties have signed this Agreement on the date written at the head of this Agreement.



SIGNED by                         )        /s/ Geoff Mullet
                                  )        ---------------------
on behalf of                      )        Director & Authorised Signatory
BONVENO.COM LIMITED               )
in the presence of:               )


/s/ Authorized Signatory
 ..........................



SIGNED by                         )        /s/ David A. Noosinow
                                  )        -----------------------------------
on behalf of                      )        Director & Authorised Signatory
ORBITTRAVEL.COM, INC.             )
in the presence of:               )



/s/ Joseph R. Cellura
---------------------
Chairman & CEO